                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Papa John's International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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

                                PRELIMINARY COPY



                           [Better Ingredients Logo]



                                 P.O. Box 99900
                        Louisville, Kentucky  40269-9990



                                                                  April 10, 1997

Dear Stockholder:

     On behalf of the entire Papa John's team, I invite you to join us for the Company's upcoming Annual Meeting of Stockholders. The meeting will begin at 11:00 a.m. on Thursday, May 22, 1997, at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky.

     Following the formal items of business to be brought before the meeting, we will discuss our 1996 results and answer your questions. After the meeting, we hope you will join us for a slice of the Perfect Pizza!

     Thank you for your continued support of Papa John's. We look forward to seeing you on May 22nd.

                                       Sincerely,



                                       John H. Schnatter
                                       Founder and Chief Executive Officer

                        PAPA JOHN'S INTERNATIONAL, INC.
                                 P.O. Box 99900
                        Louisville, Kentucky  40269-9990


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997

To the Stockholders:

     The Annual Meeting of Stockholders of Papa John's International, Inc. (the "Company") will be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky on Thursday, May 22, 1997, at 11:00 a.m. (E.D.T.), for the following purposes:

     (1) To elect three directors to serve until the annual meeting of stockholders in 2000 and one director to serve until the annual meeting of stockholders in 1999;

     (2) To amend the Company's Certificate of Incorporation to increase the number of shares of common stock authorized;

     (3) To consider and approve amendments to the Papa John's
         International, Inc. 1993 Stock Ownership Incentive Plan;

     (4) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 28, 1997; and

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 26, 1997, are entitled to receive notice of and to vote at the meeting.

                                       By Order of the Board of Directors



                                       Charles W. Schnatter
                                       Senior Vice President, Secretary
                                        and General Counsel
Louisville, Kentucky
April 10, 1997


                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                        PAPA JOHN'S INTERNATIONAL, INC.
                                 P.O. Box 99900
                        Louisville, Kentucky  40269-9990

                                  ----------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997

                                  ----------

                              GENERAL INFORMATION

          This Proxy Statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Papa John's International, Inc., a Delaware corporation (the "Company"), to be voted at the Company's Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky on Thursday, May 22, 1997, at 11:00 a.m. (E.D.T.) for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about April 10, 1997.

          A stockholder signing and returning a proxy has the power to revoke it at any time before the shares subject to it are voted by (i) notifying the Secretary of the Company in writing of such revocation, (ii) filing a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. If a proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted FOR the nominees for director named in the Proxy Statement, FOR the amendment to the Company's Certificate of Incorporation, FOR the amendments to the 1993 Stock Ownership Incentive Plan, FOR the ratification of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year and, in the discretion of proxy holders, on such other business as may properly come before the Annual Meeting.

          The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Proxy materials are being distributed by Corporate Investor Communications, Inc. for a fee of approximately $1,500. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

                       RECORD DATE AND VOTING SECURITIES

          The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on March 26, 1997, and all holders of record of Common Stock on this date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Annual Meeting for a period of ten days prior to the Annual Meeting at the Company's principal executive offices at 11492 Bluegrass Parkway, Louisville, Kentucky. At the Record Date, there were ____________ shares of Common Stock outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on each matter to be considered at the Annual Meeting. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the meeting.

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether a quorum exists. Abstentions or "withheld" votes will be treated as present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of matters submitted to the stockholders. Since Delaware law treats only those shares voted "for" a matter as affirmative votes, abstentions or withheld votes will have the same effect as negative votes or votes "against" a particular matter. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

          The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the Common Stock by (i) each director or nominee for director of the Company, (ii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                                     Number of     Percent of
        Directors and Executive Officers             Shares(1)      Class(2)
        --------------------------------             ---------      --------
John H. Schnatter
P.O. Box 99900
Louisville, Kentucky  40269-9990.................   8,892,523(3)         ____%
Charles W. Schnatter.............................     415,584(4)          ___%
Wade S. Oney.....................................     271,896(5)            *
Blaine E. Hurst..................................      45,409(6)            *
E. Drucilla Milby................................      20,426(7)            *
O. Wayne Gaunce..................................      62,007(8)            *
Jack A. Laughery.................................      35,250(9)            *
Michael W. Pierce................................      49,872(10)           *
Richard F. Sherman...............................     113,253(11)           *

All directors and executive officers as a group
(13 persons, including those named above)........  10,014,090(12)        ____%

Other 5% Beneficial Owners

Janus Capital Corporation
100 Fillmore Street
Denver, Colorado  80206-4923......................   4,035,676(13)         ___%
Pilgrim Baxter & Associates, Ltd.
1255 Drummers Lane, Suite 300
Wayne, Pennsylvania  19087.......................   2,859,275(13)         ___%
Putnam Investments, Inc.
One Post Office Square
Boston, Massachusetts  02109.....................   1,627,987(13)         ___%

----------------------------

*  Represents less than 1% of class.

(1) Based upon information furnished to the Company by the named persons, and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares shown as owned by them.
(2) Based on _______ shares outstanding as of March 26, 1997, the Record Date for the Annual Meeting.
(3) Includes 34,390 shares subject to options exercisable within 60 days of the Record Date.
(4) Includes (a) 22,002 shares subject to options exercisable within 60 days of the Record Date, (b) 2,790 shares held in a trust for Mr. Schnatter's minor children as to which Mr. Schnatter has neither voting nor investment power and (c) 65,000 shares held by a partnership in which Mr. Schnatter shares voting and investment power.
(5) Includes 263,340 shares subject to options exercisable within 60 days of the Record Date.
(6) Includes 38,909 shares subject to options exercisable within 60 days of the Record Date.
(7) Includes 17,594 shares subject to options exercisable within 60 days of the Record Date.
(8) Includes (a) 37,125 shares subject to options exercisable within 60 days of the Record Date; (b) 6,150 shares held in a trust in which Mr. Gaunce is trustee with voting and investment power; (c) 6,882 shares which Mr. Gaunce is deemed to beneficially own through a corporation; and (d) 2,250 shares held by Mr. Gaunce's spouse, as to which shares Mr. Gaunce disclaims beneficial ownership.
(9) Includes (a) 31,500 shares subject to options exercisable within 60 days of the Record Date, and (b) 3,750 shares held by Mr. Laughery's spouse, as to which shares Mr. Laughery disclaims beneficial ownership.
(10) Includes (a) 9,000 shares held by a partnership in which Mr. Pierce has a 50% interest, as to which Mr. Pierce shares voting and investment power,
     (b) 114 shares held by Mr. Pierce's spouse, as to which shares Mr. Pierce disclaims beneficial ownership, and (c) 40,500 shares subject to options exercisable within 60 days of the Record Date.
(11) Includes 107,153 shares subject to options exercisable within 60 days of the Record Date and 6,100 shares held in a trust in which Mr. Sherman's daughter is trustee.
(12) Includes 649,895 shares subject to options exercisable within 60 days of the Record Date held by all directors and executive officers.
(13) As disclosed in a Schedule 13G filed with the Commission. Reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting entity and its affiliates as of December 29, 1996.

                           1.  ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized to fix the number of directors within the range of three to fifteen members, and the Board size is currently fixed at seven members. Messrs. Gaunce, Laughery and Pierce are the members of the class to be elected at the Annual Meeting and have been nominated to serve as directors for a three-year term expiring at the annual meeting to be held in 2000. Mr. Hurst was elected a director of the Company in October 1996 to serve for a term expiring at the 1997 Annual Meeting and has been nominated for election to serve for a two-year term expiring at the annual meeting to be held in 1999. The remaining three directors will continue to serve in accordance with their previous elections.

     It is intended that shares represented by proxies received in response to this Proxy Statement will be voted for the nominees listed below, unless otherwise directed by a stockholder in his or her proxy. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee or nominees. Directors are elected by a plurality of the votes cast.

     Set forth below is information concerning the nominees and the other directors who will continue in office, each of whom is currently a member of the Board.

                                                                       Director
Name                                    Age    Position or Office       Since
----                                    ---    ------------------      --------

 NOMINEES FOR ELECTION TO THE BOARD
 For a 3-Year Term Expiring in 2000

O. Wayne Gaunce.......................  63     Director                   1993

Jack A. Laughery......................  62     Director                   1993

Michael W. Pierce.....................  45     Director                   1993

 For a 2-Year Term Expiring in 1999

Blaine E. Hurst.......................  40     President and Director     1996

  DIRECTORS CONTINUING IN OFFICE
      Term Expiring in 1999

John H. Schnatter.....................  35     Founder, Chairman of       1990
                                               the Board and Chief
                                               Executive Officer

      Term Expiring in 1998

Charles W. Schnatter..................  34     Senior Vice President,     1993
                                               Secretary, General
                                               Counsel and Director

Richard F. Sherman....................  53     Director                   1993

          John H. Schnatter. John Schnatter created the Papa John's concept and founded the Company in 1985. He has served as Chairman of the Board and Chief Executive Officer since 1990, and from 1985 to 1990, served as President. He has been a Papa John's franchisee since 1986.

          Blaine E. Hurst. Blaine Hurst has served as President since October 1996 and from February 1995 to October 1996, he served as Chief Information Officer of the Company after having joined the Company in January 1995 as Vice President of Information Systems. From 1993 to 1995, Mr. Hurst was Vice President of Information Systems for Boston Chicken, Inc. From 1989 to 1993, Mr. Hurst was a consulting partner with Ernst & Young. He has been a Papa John's franchisee since 1996.

          Charles W. Schnatter. Charles Schnatter has served as General Counsel and Secretary since 1991 and has been a Senior Vice President of the Company since 1993. From 1988 to 1991, he was an attorney with Greenebaum Doll & McDonald PLLC, Louisville, Kentucky, a law firm which provides legal services to the Company. He has been a Papa John's franchisee since 1989. Mr. Schnatter serves on the board of directors of PJ America, Inc.

          Richard F. Sherman. Mr. Sherman is a private investor who has been a Papa John's franchisee, and a consultant to the Company, since 1991. From 1987 to 1991, Mr. Sherman was Chairman and President of Rally's Hamburgers, Inc.
From 1984 to 1987, Mr. Sherman was President and a director of Church's Chicken, Inc. From 1971 to 1984, Mr. Sherman was Group Executive Vice President and Director of Hardee's Food Systems, Inc. and its parent Imasco USA, Inc. Mr. Sherman serves on the board of directors of Taco Cabana, Inc., Hartz Restaurants, Inc. and Reed's Jewelers, Inc. and is Chairman of the Board of PJ America, Inc.

          O. Wayne Gaunce. Since 1988, Mr. Gaunce has been the principal of Gaunce Management, which oversees the operation of franchised restaurants, including Papa John's, Long John Silver's and Jerry's restaurants. For more than the past five years, Mr. Gaunce has also developed and managed real estate properties, principally in the restaurant industry. Mr. Gaunce has been a Papa John's franchisee since 1991. Mr. Gaunce serves on the board of directors of Trans Financial, Inc.

          Jack A. Laughery. Mr. Laughery is a restaurant investor and consultant, and has been a Papa John's franchisee since 1992. From 1990 until his retirement in 1994, Mr. Laughery was Chairman of Hardee's Food Systems, Inc. From 1962 to 1990, Mr. Laughery was employed by Hardee's Food Systems, Inc., retiring as Chief Executive Officer in 1990. Mr. Laughery serves on the board of directors of First Union Corporation, Mass Mutual Corporate Investors and Mass Mutual Participation Investors.

          Michael W. Pierce. Since 1987, Mr. Pierce has been President of Arkansas Investment Group, Inc., which operates Rally's Hamburgers franchised restaurants in central Arkansas. Since 1992, Mr. Pierce has been President of Arkansas Pizza Group, Inc., a Papa John's franchisee. Since 1996, Mr. Pierce has been President of Missouri Pizza Group, LLC, a Papa John's franchisee, and Highbar Management Group, Inc. which provides management services. From 1974 to 1985, Mr. Pierce was involved in real estate development and construction, including development of restaurant properties.

          John and Charles Schnatter are brothers. There are no other family relationships among the Company's directors, executive officers and other key personnel.

Meetings of the Board of Directors

          The Board met on seven occasions during 1996. Each director attended at least 75% of the meetings of the Board and its committees on which such director served during his period of service in 1996.

Committees of the Board of Directors

          In addition to an Executive Committee, which is comprised of John Schnatter, Charles Schnatter and Richard Sherman, the Board of Directors has standing Compensation and Audit Committees. The Board does not have a nominating committee or other committee serving a similar function.

          The Compensation Committee is currently comprised of Messrs. Gaunce, Laughery and Sherman. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all corporate officers and management personnel, review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans and administer the 1993 Stock Ownership Incentive Plan. The Compensation Committee met three times in 1996.

          The Audit Committee is comprised of Charles Schnatter and Messrs. Sherman and Pierce. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent auditors of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent auditors, review and approve non-audit services of the independent auditors, review compliance with accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee met three times in 1996.

Compensation of Directors

          Directors who are not also employees of the Company are eligible to participate in the Company's 1993 Non-Employee Directors Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, non-employee directors who do not otherwise hold options to purchase shares of Common Stock upon their initial election to the Board of Directors are awarded options to purchase 27,000 shares of Common Stock upon joining the Board. Each non-employee director (regardless of option ownership) is then eligible to receive an additional 9,000 options after three years of continuous Board service. The options are granted at fair market value and vest in equal one-third installments upon the earlier of each subsequent annual meeting of stockholders or the anniversary of the option grant date. In addition, non-employee directors who serve on the Executive Committee of the Board receive an annual award of 7,500 options (at fair market value and with a two-year vesting schedule).

          Non-employee directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings. Directors who are employees of the Company do not receive additional compensation for services rendered as a director.

          Mr. Sherman is compensated at a rate of $5,000 per month, plus group health insurance coverage, for providing consulting services to the Company. See "Compensation Committee Interlocks and Insider Participation."

                             EXECUTIVE COMPENSATION

          The following table sets forth information concerning the annual and long-term compensation paid, earned or accrued by the Company's Chief Executive Officer and its next four most highly compensated executive officers for services rendered in all capacities to the Company for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation           Long-Term Compensation
                                      -----------------------------------    -----------------------
                                                                                    Awards
                                                                                    ------
                                                                  Other      Restricted    Securities
                                                                 Annual        Stock       Underlying      All Other
Name and                                                      Compensation     Awards         Stock       Compensation
Principal Position           Year     Salary($)     $Bonus($)    ($)(1)       ($)(2)       Options(#)       ($)(3)
---------------------------  ----     --------      --------  ------------   ----------    ----------     ------------
John H. Schnatter..........  1996     $ 99,000      $      0      $16,265           0         85,278        $383,700
  Founder, Chairman and      1995      121,365        13,125       13,788           0         22,500         394,226
  Chief Executive Officer    1994      162,500        84,375           --           0         45,000              --

Charles W. Schnatter.......  1996     $155,000      $ 22,500           --           0         83,564              --
  Senior Vice President,     1995      146,442         7,000           --           0         17,438              --
  Secretary and General      1994      120,000        46,000           --           0         22,500              --
  Counsel

Wade S. Oney(4)............  1996     $150,000      $115,000           --           0        187,305              --
  Chief Operating Officer    1995      141,500       111,200           --    $150,000        108,755              --

Blaine E. Hurst(4).........  1996     $191,346      $ 32,500           --           0        249,000              --
 President                   1995      142,116         3,500      $69,955           0         43,313              --

E. Drucilla Milby..........  1996     $149,904      $ 25,000           --           0         78,122              --
 Chief Financial Officer     1995      108,750        17,250           --                     14,063              --
 and Treasurer               1994       86,250        30,375           --           0         13,500              --
--------------------------

(1) Except as otherwise indicated, perquisites and other personal benefits paid to each named executive officer were less than 10% of the officer's annual salary and bonus. The amount reported for John Schnatter in 1996 includes an automobile allowance of $7,800, tax preparation services valued at $8,270 and group term life insurance premiums of $195. The amount reported to Mr. Hurst in 1995 includes reimbursement for moving expenses of $65,905 and an automobile allowance of $4,050.

(2) Represents the value of shares of Common Stock awarded under the Company's 1993 Stock Ownership Incentive Plan, which shares are restricted as to transferability for a period of six months after the date of award. There was no restricted stock outstanding held by the named executive officers at the Company's 1996 fiscal year-end. The aggregate restricted stock holdings of the named executive officers at the Company's 1995 fiscal year-end consisted of 5,625 shares held by Wade Oney, as to which shares the restrictions lapsed on June 28, 1996.

(3) Represents premiums advanced by the Company for the purchase of split-dollar life insurance coverage for John Schnatter. The premiums will be recovered by the Company out of the cash value or proceeds from the policy.

(4) First became an executive officer of the Company in 1995. Accordingly, disclosure with respect to previous years is not required under applicable Commission rules. Mr. Oney's bonus in 1995 includes a one-time signing bonus of $25,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information as to stock options granted to the named executive officers during the 1996 fiscal year. The Company does not grant stock appreciation rights ("SARs").

                                                                                           Potential
                                                                                        Realizable Value
                          Number of          % of                                          at Assumed
                          Securities    Total Options                                    Annual Rates of
                          Underlying      Granted to     Exercise or                       Stock Price
                           Options       Employees in    Base Price   Expiration         Appreciation for
Name                      Granted(1)     Fiscal Year      ($/Share)      Date             Option Term(2)
----------------------   -----------    -------------    -----------  ----------   --------------------------
                                                                                      5% ($)         10% ($)
                                                                                    ----------     ----------
John H. Schnatter.....     75,000(3)         3.7%          $26.83      08/15/06     $1,265,250     $3,207,000
                           10,278(4)          .5            17.22      01/04/06        139,781        282,028
Charles W. Schnatter..     75,000(3)         3.7            26.83      08/15/06      1,265,250      3,207,000
                            8,564(4)          .4            17.22      01/04/06        116,470        234,996
Wade S. Oney..........     48,268(5)         2.4            32.50      06/30/06        986,598      2,500,282
                           49,026(6)         2.8            33.83      09/29/06      1,043,273      2,643,482
                           46,491(7)         2.3            29.75      03/31/06        869,847      2,204,138
                           43,520(8)         2.1            32.56      12/29/06        891,290      2,258,253
Blaine E. Hurst.......     75,000(3)         3.7            26.83      08/15/06      1,265,250      3,207,000
                            5,250(9)          .3            17.22      01/04/06         71,400        144,060
                          168,750(10)        8.3            18.22      02/01/06      1,933,875      4,900,500
E. Drucilla Milby.....     75,000(3)         3.7            26.83      08/15/06      1,265,220      3,207,000
                            3,122(4)          .2            17.22      01/04/06         42,459         85,668
--------------------------

(1) All options were awarded under the 1993 Stock Ownership Incentive Plan, have a term of 10 years and vest immediately in the event of a change in control of the Company.
(2) Assumed annual appreciation rates are set by the Securities and Exchange Commission and are not a forecast of future appreciation. The amounts shown are pre-tax and assume the options will be held throughout the entire ten-year term. If Papa John's Common Stock does not increase in value after the grant date of the options, the options are valueless.
(3) These options become exercisable in five annual installments of 10%, 10%, 20%, 25% and 35% beginning on August 15, 1997.
(4) These options become exercisable in four equal semi-annual installments beginning June 30, 1996.
(5) These options were granted pursuant to Mr. Oney's employment agreement and became exercisable December 30, 1996.
(6) These options were granted pursuant to Mr. Oney's employment agreement and became exercisable March 29, 1997.
(7) These options were granted pursuant to Mr. Oney's employment agreement and became exercisable October 1, 1996.
(8) These options were granted pursuant to Mr. Oney's employment agreement and become exercisable June 29, 1997.
(9) These options become exercisable as follows: 1,313 shares each on June 30, 1996 and December 29, 1996, and 1,312 shares each on June 29, 1997 and December 27, 1997.
(10) These options become exercisable in five annual installments of 10%, 10%, 20%, 25% and 35% beginning February 1, 1997.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

          Set forth below is information with respect to option exercises by the named executive officers in the 1996 fiscal year and unexercised stock options held by the named executive officers at the end of the Company's 1996 fiscal year. There were no SARs outstanding at the 1996 fiscal year-end.

                                                     Number of Securities
                                                    Underlying Unexercised       Value of Unexercised
                                                           Options at           In-the-Money Options at
                           Shares                      Fiscal Year-End(#)        Fiscal Year-End($)(2)
                          Acquired       Value     --------------------------  --------------------------
Name                     On Exercise  Realized(1)  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------    -----------  -----------  -----------  -------------  -----------  -------------
John H. Schnatter.....                                31,820       120,958      $  587,878    $1,287,429
Charles W. Schnatter..                                19,861       103,641         320,018       943,708
Wade S. Oney..........                               214,314       106,496       1,998,580       207,694
Blaine E. Hurst.......                                16,220       276,093         255,537     3,723,305
E. Drucilla Milby.....       2,400      $70,824       15,013        96,072         382,422       848,734
-----------------------------

(1) The Value Realized represents the difference between the fair market value on the date of exercise and the total option price.
(2) Based on the difference between the option exercise price and the last reported sale price of the Common Stock ($32.5625) as reported on The Nasdaq Stock Market on December 27, 1996, the last trading day of the Company's 1996 fiscal year.

Employment Agreement

          Wade Oney serves as Chief Operating Officer pursuant to an Employment Agreement with the Company dated March 31, 1995, as amended (the "Employment Agreement"). Mr. Oney was paid a signing bonus of $25,000 at the time the Employment Agreement was entered into and is paid an annual salary of $150,000. In addition, Mr. Oney is eligible to earn an annual bonus of up to $100,000 and quarterly option awards ("Base Options") based on the achievement of operating and sales targets at Company-owned restaurants. Base Options are awarded with an exercise price equal to the fair market value of the Common Stock at the date of award. If the exercise price of the Base Options exceeds $11.11, this excess (the "Excess Option Price") will be used to calculate the award of additional options to Mr. Oney. The number of additional options, which are also awarded at fair market value, will equal five times the number of Base Options, multiplied by the ratio of the Excess Option Price to the Base Option exercise price.

          Prior to his promotion to Chief Operating Officer, entities in which Mr. Oney owned an equity interest were awarded franchise and development rights to develop a total of 29 Papa John's restaurants in Orlando, Tampa and Southeast Florida. See "Compensation Committee Interlocks and Insider Participation -- Franchise and Development Arrangements." Under the terms of the Employment Agreement, the Company loaned one such franchise entity $500,000 at 1/4% below the prime rate solely for the development and operation of Papa
John's restaurants. As of February 23, 1997, the outstanding principal balance of the loan was $430,556 and Mr. Oney's franchise groups had opened 17 of the 29 restaurants.

          The Employment Agreement terminates December 28, 1997. In the event Mr. Oney does not continue in the position of Chief Operating Officer subsequent to December 28, 1997, his employment will be continued on mutually agreed terms through December 26, 1999, to permit the vesting of certain options previously awarded to Mr. Oney.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The following report includes a discussion of the Compensation Committee's philosophy on executive compensation, the primary components of the Company's compensation program and a description of the Chief Executive Officer's compensation package during 1996.

          Compensation Principles. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company's executive officers and administering the Company's 1993 Stock Ownership Incentive Plan (the "Incentive Plan"). The Compensation Committee believes the following principles are important in compensating executive officers:

     .Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

     .Incentive compensation should be awarded based on the achievement of growth or operational targets at the Company, its subsidiaries or restaurants, as appropriate to the executive officer; and

     .Executive officers should have an equity interest in the Company to encourage them to manage the Company for the long-term benefit of stockholders.

          The Company's executive officers are compensated through a combination of salary, stock options or cash bonuses and awards under the Incentive Plan, each of which is discussed below.

          Annual Salary. The Committee reviews salary levels on an annual basis with the Chief Executive Officer and the Company's other senior managers, and makes adjustments as appropriate or necessary to keep employees motivated. The Committee gives great weight to the Chief Executive Officer's recommendations as to annual salary levels of the Company's executive officers.

          Bonus Program. During 1996, certain officers and employees within the Company's restaurant operations, commissary and equipment areas, including several executive officers, were eligible to receive bonuses based on the attainment of operational goals during the fiscal year. The operational goals include targeted sales and profits at the restaurant or commissary level, or on a Company-wide basis, depending upon the employee's position, or the opening of a targeted number of Company-owned or franchised restaurants. The Board retains discretion to award bonuses in excess of the pre-determined maximum if growth or performance is exceptional and results from the efforts of the officer or employee. Certain of the Company's other officers received discretionary cash bonuses based upon a review of performance by his or her supervisor or, in the case of executive officers, the Committee.

          Incentive Plan Awards. In late 1995, the Compensation Committee and Board of Directors established a new stock option program (the "1996 Program") designed to replace the cash bonus program previously used with the award of options for the majority of the Company's executive officers. Under the 1996 Program, options (ranging from 30,000 to 75,000 shares) were awarded to executive officers under the Incentive Plan during the 1996 fiscal year. Other officers and management personnel were awarded options with the number of options determined by dividing the closing price of the Common Stock on the award date into the officer's annual salary, multiplied from one and one-half to up to five times. The options vest in five annual installments with respect to 10%, 10%, 20%, 25% and 35% of the option amount. The Company believes that these grants will garner the commitment and service of key management personnel by allowing these employees to share substantially in the appreciation and value of the Company's Common Stock. All other staff employees who had been employed by the Company at least one year were also awarded stock options at fair market value with the number of options based on lower multiples of salary.

          The Committee believes that stock options and other equity-based incentives are a valuable tool in encouraging executive officers and other employees to align their interests with the interests of the stockholders and to manage the Company for the long-term. Non-qualified options to purchase 900,128 shares of the Company's Common stock were granted to all executive officers (including the Company's Chief Executive Officer) in 1996, with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

          Compensation of Chief Executive Officer. Consistent with the compensation policies and components described above, the Compensation Committee determined the salary, bonus and stock options received by John H. Schnatter, Founder, Chairman and Chief Executive Officer of the Company, for services rendered in 1996. Mr. Schnatter received a base salary of $99,000 for 1996.
Mr. Schnatter also received non-qualified options to purchase 85,278 shares of the Company's Common Stock pursuant to the 1996 Program described above. He did not receive a cash bonus during 1996.

          OBRA Deductibility Limitation. The Omnibus Budget Reconciliation Act of 1993 limits the deduction by public companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. The Company believes that, upon adoption of certain amendments to the Plan by the stockholders at the Annual Meeting and the establishment by the Board of a subcommittee of "outside" directors to administer the Plan, it will have taken the necessary steps to qualify the stock option and performance unit components of the Incentive Plan for tax deductibility.

                                                          COMPENSATION COMMITTEE

                                                                    Wayne Gaunce
                                                                Jack A. Laughery
                                                              Richard F. Sherman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Immediately prior to its initial public offering of common stock in June 1993, the Company's Board of Directors adopted a policy requiring that all future transactions with affiliates be on terms comparable to those that the Company could obtain from unaffiliated third parties. In addition, the policy requires that all such transactions be approved by a majority of the members of the Board who are not officers or employees of the Company and who do not have an interest in the transaction.

          All of the current members of the Compensation Committee, Messrs. Gaunce, Laughery and Sherman, are franchisees of the Company. In addition, Mr. Sherman provides consulting services to the Company pursuant to a consulting agreement, as hereinafter described. Set forth below is a description of transactions during the Company's last fiscal year involving these directors, as well as other directors and executive officers of the Company.

Franchise and Development Arrangements

          Prior to the Company's initial public offering of Common Stock in June 1993, certain executive officers and directors of the Company acquired equity interests in entities that were franchisees of the Company and that had rights to develop Papa John's restaurants. Certain of the entities acquired development rights at reduced development fees and also pay a reduced franchise fee when each restaurant is opened. However, such entities pay royalties at the same rate as other franchisees. The Company has determined that additional franchise and development agreements may be entered into with non-employee directors and executive officers of the Company and entities in which they have an equity interest on terms no more favorable than with independent third parties.

          Set forth below is a description of franchise and development arrangements between the Company and entities in which the Company's executive officers and directors, as well as their immediate family members, have an equity interest, and the amount of franchise fees, development fees and royalties earned by or paid to the Company from such entities during the last fiscal year:


Name and Percentage Owned            Franchise Entity -- Amounts Earned/Development Rights
-------------------------            -----------------------------------------------------
John H. Schnatter (76%)              Joe K Corporation -- Operates one restaurant in Louisville,
Annette Schnatter (24%)              Kentucky and two restaurants in Fort Collins and Greeley,
                                     Colorado.  Franchise and development fees earned by the
                                     Company in 1996 were $40,000.  Purchased area development
                                     rights in 1996 for four restaurants in Colorado for $20,000.
                                     Paid royalties of $52,652 in 1996.  John and Annette Schnatter are husband and wife.

John H. Schnatter (12.5%)            Ohio Pizza Delivery Co. -- Operates eight restaurants in Ohio.
Charles W. Schnatter (5.0%)          Franchise and development fees earned by the Company in 1996 were $18,500.  Paid royalties of $308,148 in 1996.

John H. Schnatter (31.3%)            Norcar, Inc. -- Operates 16 restaurants in North Carolina.
Charles W. Schnatter (31.3%)         Franchise and development fees earned by the Company in 1996
Richard J. Emmett (6%)               were $106,050.  Purchased area development rights in 1996 for
                                     12 restaurants in North Carolina for $60,000.  Paid royalties of
                                     $327,853 in 1996.

Name and Percentage Owned            Franchise Entity -- Amounts Earned/Development Rights
-------------------------            -----------------------------------------------------
Richard F. Sherman (79.75%)          Sherfiz, Inc. and Sherfiz II, Inc. -- Operates two restaurants in
John H. Schnatter (8.25%)            Ohio and one in West Virginia.  Paid royalties of $85,465 in
                                     1996.

Richard F. Sherman (79%)             P.J. Cambridge, Inc. -- Operates one restaurant in Ohio and two
John H. Schnatter (8.25%)            in West Virginia.  Franchise and development fees earned by the
                                     Company in 1996 were $20,000.  Paid royalties of $64,606 in
                                     1996.

Blaine E. Hurst (76.92%)             Mountain Pizza Group, L.L.C. -- Operates four restaurants in
                                     Colorado.  Purchased area development rights for 10 restaurants in Colorado in 1996 for $50,000.  Franchise and development fees earned by the Company in 1996 were $80,000.  Paid
                                     royalties of $22,419 in 1996.

Wade S. and Elizabeth Oney (100%)    Bam-Bam Pizza, Inc. -- Operates four restaurants in Florida.
                                     Franchise and development fees earned by the Company in 1996 were $15,000.  Paid royalties of $94,451 in 1996.

Wade S. Oney (100%)                  L-N-W Pizza, Inc. -- Operates 12 restaurants in Florida.  Paid royalties of $346,644 in 1996.

Wade S. Oney (25%)                   Brown's Pizza, Inc. -- Operates one restaurant in Florida.  Paid royalties of $25,414 in 1996.

Richard J. Emmett (51%)              Williamsburg Pizza Group, Inc. -- Operates six restaurants in
                                     Virginia.  Paid royalties of $133,094 in 1996.

Richard F. Sherman (18.5%)           PJ Louisiana, Inc. (f/k/a Easy Cheese, L.L.C.) -- Operates four restaurants in Louisiana.  Franchise fees earned by the Company in 1996 were $48,500.  Paid royalties of $87,441 in 1996.

Richard F. Sherman (12.4%)           PJ America, Inc. ("PJ America") -- Formerly, among others,
Jack A. Laughery (6.5%)              Textra Cheese Corp. (of which Mr. Sherman was a 20% owner), Extra
                                     Cheese, Inc. (of which Mr. Sherman was a 17.2% owner) and PJVA,
                                     Inc. (of which Mr. Sherman was a 26% owner and Mr. Laughery was a
                                     26% owner). These entities and two others were combined to form
                                     PJ America in connection with PJ America's initial public
                                     offering of common stock effective October 25, 1996. PJ America operates 46 restaurants in Virginia, Alabama and Texas. Franchise and development fees earned by the Company in 1996 were
                                     $111,000. Paid royalties of $1,210,815 in 1996.

Richard F. Sherman (26%)             P.J.N.C., Inc. -- Operates six restaurants in North Carolina.
Jack A. Laughery (26%)               Franchise and development fees earned by the Company in 1996 were $18,500.  Paid royalties of $93,513 in 1996.

Richard F. Sherman (20.74%)          PJ Utah, L.L.C. -- Operates three restaurants in Utah.
Jack A. Laughery (10.9%)             Purchased area development rights in 1996 for 30 restaurants in
                                     Utah for $150,000.  Franchise and development fees earned by the Company in 1996 were $20,000.  Paid royalties of $177 in
                                     1996.

Name and Percentage Owned            Franchise Entity -- Amounts Earned/Development Rights
-------------------------            -----------------------------------------------------
Richard F. Sherman (20.8%)           PJIOWA, L.C. -- Operates six restaurants in Iowa and one
Jack A. Laughery (20.8%)             restaurant in Illinois.  Franchise and development fees earned by the Company in 1996 were $129,500.  Paid royalties of $48,005 in 1996.

Jack A. Laughery (30.4%)             Houston Pizza Venture, LLC  -- Operates 25 restaurants in
                                     Texas.  Franchise and development fees earned by the Company in 1996 were $166,500.  Paid royalties of $400,299 in 1996.

Michael W. Pierce (42.5%)            Missouri Pizza Group, LLC -- Operates two restaurants in
                                     Missouri.  Franchise and development fees earned by the
                                     Company in 1996 were $40,000.  Paid royalties of $5,352 in
                                     1996.

Michael W. Pierce (37.5%)            Arkansas Pizza Group, Inc. -- Operates 11 restaurants in
                                     Arkansas.  Paid royalties of $243,996 in 1996.

Wayne Gaunce (25%)                   H & H Pizza, Inc., ILMO, Inc., P & G Pizza, Incorporated and
Patrick Gaunce (35%)                 OWG, Inc. -- These entities operated 30 restaurants during 1996 in Kentucky, Tennessee, Illinois, Mississippi, Missouri and
                                     Alabama.  Franchise fees earned by the Company from these
                                     entities in 1996 were $30,731.  Paid royalties aggregating
                                     $818,107 in 1996.  Patrick Gaunce is the son of Wayne Gaunce.

Wayne Gaunce (12.67%)                Texas P.B., Inc. -- Operates two restaurants in Texas.
Patrick Gaunce (17.5%)               Purchased area development rights in 1996 for one restaurant in
                                     Austin, Texas for $5,000.  Franchise fees earned by the
                                     Company in 1996 were $18,500.  Paid royalties of $30,995 in
                                     1996.

Patrick Gaunce (100%)                SPG, Inc. -- Operates two restaurants in Bowling Green,
                                     Kentucky.  Paid royalties of $76,125 in 1996.

Patrick Gaunce (30%)                 Michigan Restaurant Group, Inc. -- Operates three restaurants in
                                     Michigan.  Franchise and development fees earned by the
                                     Company in 1996 were $36,424.  Paid royalties of $37,000 in
                                     1996.

PJ America, Inc. Stock Warrant

          PJ America, Papa John's largest franchisee, completed an initial public offering of its common stock ("IPO") effective October 25, 1996. In connection with the IPO, PJ America issued a warrant to purchase 225,000 shares of its common stock to the Company. The warrant is exercisable in whole or in part at any time within five years from the closing date of the IPO, and the purchase price of each share of PJ America common stock pursuant to the warrant is $11.25 per share (90% of the IPO price of $12.50 per share). The Company is restricted from selling any PJ America common stock obtained by exercising the warrant for a period of 180 days from the closing date of the IPO. The warrant was issued by PJ America to the Company in consideration for the guarantee by the Company of rights to enter into development agreements for certain specified territories and the waiver by the Company of certain market transfer fees. The Company's agreement with PJ America anticipates that PJ America will pay standard development and franchise fees in connection with opening restaurants in the specified territories. In addition to his ownership interest as set out above, Mr. Sherman is Chairman of the Board of PJ America. Charles Schnatter is also a director of PJ America.

Franchisee Loan Program

          The Company has established a program under which selected franchisees may borrow funds for use in the construction and development of their restaurants from Capital Delivery, Ltd., a wholly-owned subsidiary of the Company. Such loans bear interest at fixed or floating rates (ranging from 5.5% to 9.25% at December 29, 1996), and are generally secured by the fixtures, equipment, signage and, where applicable, land of each restaurant, the ownership interests in the franchisee and, in certain circumstances, guarantees of the franchisee owners. Under the terms of the applicable loan agreement, interest only is payable over the term of the loan, generally 12 to 24 months. Thereafter, if the loan is not in default, the franchisee may convert the loan to a term loan with principal and interest payable monthly, amortized over a four- to six-year term.

          Set forth below is a description of franchise loan transactions between Capital Delivery, Ltd. and entities in which the Company's executive officers and directors, as well as their immediate family members, have an equity interest, the largest aggregate amount of indebtedness outstanding since the beginning of the Company's last fiscal year, the amount outstanding as of February 23, 1997, and the rate of interest paid thereon as of February 23, 1997.

                                                             Largest Aggregate    Principal Amount   Interest
         Name and                                           Amount Outstanding     Outstanding at      Rate
     Percentage Owned                 Franchisee           Since January 1, 1996  February 23, 1997     (%)
     ----------------                 ----------           ---------------------  -----------------  --------

Michael W. Pierce (45%)        Missouri Pizza Group, Inc.          $295,500            $295,500        9.25%

Blaine E. Hurst (76.92%)       Mountain Pizza Group, Inc.           810,000             810,000        9.25

Wade S. Oney and               Bam-Bam Pizza, Inc.                  500,000             430,556         8.0
Elizabeth Oney (100%)

Wade S. Oney (100%)            L-N-W Pizza, Inc.                     53,348              53,348         6.0
                                                                    411,298             411,298         8.0

Richard F. Sherman (20.74%)    PJ Utah, L.L.C.                      500,000             500,000         7.5
Jack A. Laughery (10.99%)

Disposition

          In December 1996, the Company sold its 10% ownership interest in L-N-W Pizza, Inc. ("L-N-W"), a franchisee that operates 12 restaurants in Florida. L-N-W is now wholly-owned by Wade S. Oney. The Company sold its interest to L-N-W for total consideration of $411,298, which represented a gross value of approximately $400,000 per restaurant. L-N-W financed the purchase price with a loan from Capital Delivery, Ltd. The consideration paid to the Company was determined to be fair to the Company and its stockholders by the members of the Board of Directors who are not employees of the company and not affiliated with L-N-W. The factors considered in determining the sales price included the sales level, financial condition, results of operations and future prospects of the restaurants operated by L-N-W.

Consulting Agreement

          The Company and Mr. Sherman are parties to a Consulting Agreement dated March 29, 1991, as amended (the "Consulting Agreement"), pursuant to which the Company pays Mr. Sherman a monthly consulting fee of

$5,000 and provides him with group health insurance. The total amount paid to Mr. Sherman in 1996 under the Consulting Agreement was $60,000, and the value of group health benefits provided to Mr. Sherman in 1996 was $3,300. Mr. Sherman is also entitled to compensation at a rate of $157 per hour for each hour of consulting service provided in excess of 30 hours per month. Under the Consulting Agreement, Mr. Sherman was awarded an option on April 1, 1991, to purchase 617,873 shares of Common Stock at an exercise price of $0.05 per share. The option vested 25% immediately, with the remainder becoming exercisable in three equal annual installments on the anniversary date of the grant. At March 26, 1997, there were _______ shares remaining and available for exercise under the option, which must be exercised by Mr. Sherman in full by April 1, 1997. After termination of the Consulting Agreement, Mr. Sherman has agreed not to compete with the Company in any capacity for a period of 12 months, and in any business that offers pizza on a delivery basis anywhere in the United States for a period of two years.

Other Transactions

          During 1996, the Company paid $500,000 to Hampton Airways, Inc. ("Hampton") and $15,000 to Hemisphere Airways, Inc. ("Hemisphere") for charter aircraft services. Hampton's sole shareholder is John Schnatter, the Company's Founder and Chief Executive Officer. Hemisphere's sole shareholder is Charles Schnatter, the Company's Senior Vice President, General Counsel and Secretary. The rates charged to the Company by Hampton and Hemisphere were at or below rates which could have been obtained from an independent third party for a similar aircraft.

--------------------------------------------------------------------------------

               Comparison of Five-Year Cumulative Total Returns
                            Performance Graph
                        Papa John's International, Inc.

Prepared by the Center for Research in Security Prices
Produced on 02/27/97 including data to 12/27/96


                  Date      Company Index     Market Index      Peer Index
                12/27/91                         81.763           70.741
                01/29/92                         89.163           79.246
                02/28/92                         91.706           87.375
                03/27/92                         87.584           88.385
                04/29/92                         82.350           77.234
                05/29/92                         84.716           78.016
                06/29/92                         80.698           74.608
                07/29/92                         83.811           79.953
                08/28/92                         81.775           81.081
                09/29/92                         83.932           88.158
                10/29/92                         88.208           91.667
                11/27/92                         94.634          103.242
                12/29/92                         97.459          100.026
                01/29/93                        101.402          102.326
                02/26/93                         97.620           96.062
                03/29/93                         98.985           97.375
                04/29/93                         95.702           94.454
                05/28/93                        101.902          106.854
                06/08/93        100.000         100.000          100.000
                06/29/93        114.286         101.966           96.003
                07/29/93        118.571         102.874           94.134
                08/27/93        132.857         106.412           95.776
                09/29/93        148.571         111.021          102.396
                10/29/93        142.857         113.497          101.914
                11/29/93        135.714         109.653           98.306
                12/23/93        155.714         110.356          103.193
                01/28/94        160.000         116.014          104.897
                02/28/94        155.714         115.527          104.518
                03/29/94        165.714         110.134          100.758
                04/29/94        147.143         107.014           96.537
                05/27/94        145.714         106.966           90.561
                06/29/94        145.714         103.040           84.701
                07/29/94        140.000         105.472           86.335

--------------------------------------------------------------------------------




                Date       Company Index    Market Index    Peer Index
                08/29/94        155.714         111.786           91.679
                09/29/94        154.286         111.189           88.560
                10/28/94        178.571         113.876           87.546
                11/29/94        165.714         110.540           77.519
                12/23/94        155.714         109.163           75.502
                01/27/95        180.357         111.803           79.030
                02/28/95        177.143         117.137           82.136
                03/29/95        208.571         120.907           82.007
                04/28/95        197.857         124.405           83.623
                05/26/95        202.857         128.726           89.680
                06/29/95        198.571         136.930           90.216
                07/28/95        244.286         148.696           96.455
                08/29/95        222.500         148.589           96.657
                09/29/95        257.143         154.571           96.356
                10/27/95        212.143         152.095           91.890
                11/29/95        245.714         157.048           96.087
                12/29/95        235.357         156.456           92.319
                01/29/96        241.428         154.644           87.952
                02/29/96        294.286         163.222           93.929
                03/29/96        382.500         163.765          102.274
                04/29/96        414.643         176.993          106.469
                05/29/96        424.285         182.748          103.976
                06/28/96        417.857         177.133          106.444
                07/29/96        362.143         159.145           90.665
                08/29/96        387.857         170.898           99.144
                09/27/96        435.000         183.992           97.377
                10/29/96        410.357         178.561           88.080
                11/29/96        414.643         192.650           94.269
                12/27/96        418.660         192.690           89.732



                                    Legend
Symbol    CRSP Total Returns Index for:                            06/08/93     12/23/93    12/23/94    12/29/95      12/27/96
------    -----------------------------                            --------     --------    --------    --------      --------

======    "  Papa John's International, Inc.                        100.0        155.7      155.7        235.4         418.7
 ...___    *  Nasdaq Stock Market (Us Companies)                     100.0        110.4      109.2        156.5         192.7
- - -     .  NASDAQ Stocks (SIC 5800-5899 US Companies)             100.0        103.2       75.5         92.3          89.7
             Eating and drinking places

Notes:
     A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.  The index level for all series was set to $100.0 on 06/08/93.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based on a review of these reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with for all Common Stock transactions in 1996.

               2. PROPOSAL TO ADOPT AMENDMENTS TO THE COMPANY'S
                      1993 STOCK OWNERSHIP INCENTIVE PLAN

          The Board of Directors has adopted, and recommends that stockholders approve, amendments to the Company's 1993 Stock Ownership Incentive Plan (the "Plan"). These amendments are being made to (i) increase the number of shares of Common Stock reserved for issuance under the Plan from 3,487,500 shares to __________ shares, and (ii) address certain tax deductibility limits imposed by the Omnibus Budget Reconciliation Act of 1993 ("OBRA") and to preserve for the Company the tax deduction for certain compensation paid thereunder. The primary features of the Plan are set forth below. The proposed amendments are set forth in Exhibit A to this Proxy Statement. The Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the additional shares issuable under options and awards granted under the Plan.

Description of the Plan

          The Plan was approved by the Company's Board of Directors and stockholders in 1993. The Plan permits the award to the Company's employees of performance units (which may be paid in cash or shares of Common Stock), restricted stock and stock options. The Plan currently reserves for issuance an aggregate of 3,487,500 shares of Common Stock, not more than 225,000 shares of which may be issued in the form of restricted shares. The Plan is intended to advance the interests of the Company and its stockholders by encouraging employees, who are largely responsible for the long-term success and development of the Company, to acquire and retain an ownership interest in the Company. The Company believes that equity incentives represented by stock options enhance the Company's ability to attract and retain needed personnel. The amendment to the Plan increases the number of shares of Common Stock reserved for option grants and restricted stock awards by ____________ shares.

          Employees of the Company are eligible to receive awards under the Plan when designated by the committee responsible for administering the Plan (the "Committee"). Following the Annual Meeting, it is anticipated that the Committee will be composed of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may designate eligible employees as it deems appropriate. At December 29, 1996, the Company had approximately 9,544 employees.

          Restricted stock consists of shares of Common Stock which are sold or transferred by the Company to an employee at a price which may be below their fair market value or for no payment, but subject to restrictions on their sale or other transfer by the employee.

          Performance units are rights to receive a payment from the Company which may be payable in cash or shares of Common Stock or both, provided certain levels of performance standards are met. The Plan provides that the Committee will determine the performance goals for the calendar year based on business criteria which may include net income, earnings per share or return on equity for the Company, or net income or return on equity for a division, region, subsidiary or other unit of the Company (the "Performance Goals"). The Committee may establish more than one level of performance criteria such that a portion of the maximum number of performance units is allocated if a level (other than the highest level) is attained. The Committee determines the number of performance units to be granted and any restrictions on sale or transfer of the performance unit. If the Plan amendments to be voted on by stockholders at the Annual Meeting are approved, the Committee will be required to establish Performance Goals applicable to a fiscal year within 90 days of the commencement of that year and the maximum number of performance units which may be allocated to a participant in a calendar year will be limited to 150,000 units. Moreover, the Committee will be required to certify that the Performance Goals have been satisfied prior to the payment of any units. To date, no performance units have been awarded under the Plan.

          The Committee may also grant stock options under the Plan. The Committee determines the number and purchase price of the shares of Common Stock subject to an option, the term of each option and the time or times during its term when the option becomes exercisable. The term of a stock option may not exceed ten years from the date of grant and generally may not be exercised earlier than six months after the date of grant. No stock option will be issued with an exercise price below the fair market value of a share of Common Stock on the date of grant. On the Record Date, the closing price per share of the Company's Common Stock as reported on the Nasdaq Stock Market was $__________.

          Stock options granted under the Plan may be either incentive stock options ("ISOs") which qualify under Section 422 of the Code, or stock options that do not so qualify ("NQSOs"). ISOs granted to any employee holding more than 10% of the combined voting power of all classes of stock of the Company must be granted with an exercise price of not less than 110% of fair market value. To date, no ISOs have been awarded under the Plan. Optionees may exercise options under the Plan by paying cash, tendering shares of Common Stock or through a cashless exercise procedure. Upon a Change in Control (as defined in the Plan) of the Company, all outstanding options will become fully vested and immediately exercisable.

          The Plan currently does not limit the number of options which may be awarded to a participant in any calendar year. If the Plan amendments to be voted on by stockholders at the Annual Meeting are approved, the maximum number of stock options that may be awarded to any participant in any calendar year will be limited to options for no more than 250,000 shares.

          The number of shares of Common Stock available for issuance under the Plan will be adjusted in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. Shares of Common Stock subject to, but not delivered under, an award terminating or expiring for any reason generally will be available for the grant of future awards under the Plan.

          The Plan will terminate on the earliest to occur of (i) the date when all shares of Common Stock available under the Plan have been acquired through the exercise of options, lapse of restrictions or payment of benefits under the Plan, (ii) April 15, 2003, or (iii) such earlier date as the Board of Directors may determine. The Board may amend, modify or terminate the Plan, but not may not, without the prior approval of stockholders, make any amendment which would materially increase the benefits accruing to participants under the Plan, materially increase the total number of shares of Common Stock which may be issued under the Plan or materially modify the class of employees eligible to participate in the Plan, if such approval is required by the Code, Section 16 of the Exchange Act and the rules promulgated thereunder, any national securities exchange or system on which the Common Stock is then listed or reported or a regulatory body having jurisdiction over the Company. No amendments of the Plan will impair the rights of any participant without such participant's consent.

          The Federal income tax consequences of awards under the Plan, as previously disclosed to stockholders, will not be impacted by the proposed amendment. In general, the granting of an NQSO does not produce taxable income to the optionee or a tax deduction to the Company. Taxable ordinary income will generally be recognized by the optionee at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company is entitled to a corresponding Federal income tax deduction. In the case of an ISO, an optionee will not recognize any taxable income at the time of grant and the Company will not be entitled to a Federal income tax deduction. No ordinary income will be recognized by the holder of an ISO at the time of exercise. If the optionee holds the shares acquired upon exercise of the ISO for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a Federal income tax deduction.

OBRA Deductibility Limits

          Under OBRA, publicly-held companies may not deduct compensation paid to certain executive officers to the extent that such compensation exceeds $1 million in any one year for each such officer. The Code provides an exception for certain types of compensation which are: (1) subject to the attainment of an objective performance goal, (2) made under a plan administered by outside directors, and (3) made pursuant to a plan approved by stockholders which includes certain parameters for performance-based compensation. The purpose of the proposed amendments is to qualify certain awards under the Plan for the exception in the Code.

          In order to satisfy the requirements of OBRA with respect to performance units and stock options, the Board has adopted and recommends that the stockholders approve amendments to (i) require the meeting of certain performance goals before performance units are issued, (ii) specify that no more than 150,000 performance units be allocated to any single employee in any calendar year, (iii) specify that options for no more than 250,000 shares may be issued to any one employee in any calendar year, and (iv) limit the ability of the Committee to exercise discretion under the Plan if the ability to exercise such discretion or the exercise of such discretion itself would cause compensation to fail to qualify as performance-based compensation. Approval of the amendments by stockholders is intended to qualify performance units and stock options granted in accordance with the Plan as exempt compensation under OBRA, thus preserving the Company's tax deduction if and when performance units are given to an employee. Restricted stock which may be granted under the Plan is not, and assuming the proposed amendments are adopted will not be, exempt from the OBRA deduction limitation.

          The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting is required for the approval of the above-described amendments to the Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN AND "FOR" AMENDMENTS TO ADDRESS CERTAIN TAX DEDUCTIBILITY LIMITS IMPOSED BY OBRA. Shares of Common Stock covered by proxies executed and received in the accompanying form will be voted in favor of the amendments, unless otherwise specified on the proxy.

                      3.  AMENDMENT TO ARTICLE IV OF THE
                          CERTIFICATE OF INCORPORATION

          Article IV of the Company's Certificate of Incorporation presently authorizes the issuance of 35,000,000 shares of Common Stock having $.01 par value per share, and 5,000,000 shares of Preferred Stock having $.01 par value per share. Article IV presently defines the relative rights, preferences and limitations of the two classes of the Company's stock and authorizes the Board of Directors to create series of the class of preferred stock and to fix the relative rights of each series, including dividend rates, conversion prices, voting prices, redemption prices and similar matters.

          At the Annual Meeting, the shareholders will be asked to approve the Board of Directors' proposal that the Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock to 50,000,000.

Outstanding Shares; Reasons for and Effect of the Proposed Amendment

          As of the Record Date, the Company had __________ shares of Common Stock issued and outstanding. The proposed amendment to the Certificate of Incorporation will make available additional shares of Common Stock for issuance by the Board of Directors from time to time for Company purposes, without further shareholder approval, including stock splits, stock dividends, acquisitions, future financing and employee benefit plans, including the Plan.

          The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. The Board of Directors of the Company has no present intent to issue and no specific plans as to any specific use or uses of additional shares of Common Stock, if authorized.

          Although the Board of Directors is not aware of any proposed attempt to acquire control of the Company (by, for example, a tender offer, merger or proxy contest), the proposed amendment would create additional shares of Common Stock that could be utilized in an effort to discourage any such attempt not approved by the Board of Directors. The issuance of such shares could have the effect of making the Company less attractive or making the acquisition of control of the Company more expensive or impractical. Defensive uses of unissued shares by incumbent managements in other instances have included, among others, sales of shares to persons expected to be supportive of management. Any such transactions in which the shares are issued and their effect on an attempted acquisition of control could be unfavorable to the interests of shareholders. The Board of Directors of the Company does not know of any person interested in acquiring control of the Company and does not have any plans to use the additional shares of Common Stock as a takeover defensive measure.

Vote Required

          The adoption of this proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company voted on the proposal, assuming a quorum is present. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

           4.  RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors will request stockholders to ratify its selection of Ernst & Young LLP, independent auditors, to examine the consolidated financial statements of the Company for the fiscal year ending December 28, 1997. Ernst & Young LLP has audited the Company's financial statements since 1991. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by stockholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Ernst & Young LLP as the Company's independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                OTHER BUSINESS

          The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.


                             STOCKHOLDER PROPOSALS

          Any stockholder proposal intended to be presented at next year's Annual Meeting of Stockholders must be received by the Company by December __, 1997, to be considered for inclusion in the Company's proxy materials for such meeting. In addition, a stockholder who wishes to introduce a proposal at an annual meeting of stockholders, regardless of whether the stockholder wants the proposal included in the Company's proxy materials, must comply with certain requirements set forth in the Company's Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the General Counsel of the Company at its principal executive offices at P.O. Box 99900, Louisville, Kentucky 40269-9990.


                                 ANNUAL REPORT

          The Company's Annual Report to Stockholders for the fiscal year ending December 29, 1996, accompanies this Proxy Statement.


                                 By Order of the Board of Directors



                                 Charles W. Schnatter
                                 Senior Vice President, Secretary
                                   and General Counsel

Louisville, Kentucky
April 10, 1997

                                   EXHIBIT A

1. Section 3.2 of the Plan is amended by adding at the end thereof the following:

     "Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would jeopardize compliance with the "outside directors" requirement (or any other applicable requirement) under section 162(m) of the Code."


2. The first sentence of Section 4.1 of the Plan is amended to read in its entirety as follows:

     Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is __________.


3. Section 6.2 of the Plan is amended by adding the following after the second sentence of such section:

     "The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 250,000 shares."


4. Section 8.1 of the Plan is amended by adding at the end thereof the following:

     "The maximum number of Performance Units which may be allocated to a Participant during any calendar year shall be 150,000 Units."


5. Section 8.4 of the Plan is amended by adding at the end thereof the following:

     "The Committee shall establish Performance Goals applicable to a particular fiscal year within ninety (90) days of the commencement of such fiscal year, provided that the outcome of the Performance Goals is substantially uncertain at the time of their adoption."


6. Section 8.8 of the Plan is amended by adding the following after the first sentence of such section:

     "The Committee shall certify that the Performance Goal(s) for awards of Performance Units under the Plan have been satisfied prior to the determination and payment of any such incentive in accordance with the Plan."

                                  APPENDIX A

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        PAPA JOHN'S INTERNATIONAL, INC.
                                 P.O. Box 99900
                        Louisville, Kentucky  40269-9990
                    PROXY -- ANNUAL MEETING OF STOCKHOLDERS


     The undersigned, a stockholder of PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CHARLES W. SCHNATTER and CHARLOTTE L. HENDRICK, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky, on Thursday, May 22, 1997, at 11:00 A.M. (E.D.T.) and at any adjournment thereof.

     The undersigned hereby instructs said proxies or their substitutes:

     1.  ELECTION OF DIRECTORS
         NOMINEES:  O. Wayne Gaunce (Class II)
                    Jack A. Laughery (Class II)
                    Michael W. Pierce (Class II)
                    Blaine E. Hurst (Class III)
         [_]  For the above-named nominees.
         [_] Withhold authority to vote for the above-named nominees. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:)

     -------------------------------------------------------------------------

     2. AMENDMENT TO THE COMPANY'S 1993 STOCK OWNERSHIP INCENTIVE PLAN: To increase the number of shares available for issuance under the plan.
              [_]  FOR          [_]  AGAINST        [_]  ABSTAIN


     3. AMENDMENTS TO THE COMPANY'S 1993 STOCK OWNERSHIP INCENTIVE PLAN: To address certain tax deductibility limits imposed by the Omnibus Budget Reconciliation Act of 1993 and to preserve for the Company the tax deduction for certain compensation paid thereunder.
              [_]  FOR          [_]  AGAINST        [_]  ABSTAIN

     4. AMENDMENT TO ARTICLE IV OF THE CERTIFICATE OF INCORPORATION: To increase the number of authorized shares of Common Stock to 50,000,000
               [_]  FOR           [_]  AGAINST        [_]  ABSTAIN

     5. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year.
               [_]  FOR           [_]  AGAINST        [_]  ABSTAIN

     6. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Meeting.

     This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. Unless otherwise specified, this proxy will be voted FOR the nominees named in Item 1 and FOR the Proposals set forth in Items 2, 3, 4 and 5. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

     The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 10, 1997, and a copy of the Company's Annual Report for the fiscal year ended December 29, 1996.

                                 Please sign exactly as name appears on label. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                 ---------------------------------------------
                                 Signature                         Date


                                 ---------------------------------------------
                                 Signature, if held jointly        Date

                                  Appendix B

                        PAPA JOHN'S INTERNATIONAL, INC.
                      1993 STOCK OWNERSHIP INCENTIVE PLAN


ARTICLE 1.  PURPOSE

     The purpose of this 1993 Stock Ownership Incentive Plan is to advance the interests of Papa John's International, Inc. and its subsidiaries, by encouraging employees who will largely be responsible for the long-term success and development of the Company to acquire and retain an ownership interest in the Company. The Plan is also intended to provide flexibility to the Company in attracting and retaining such employees and stimulating their efforts on behalf of the Company.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

     (a) "Award" shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock or Performance Units.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" shall mean (i) the failure by a Participant to render services to the Company, which failure amounts to gross neglect or gross insubordination,
(ii) the commission by a Participant of an act of fraud or embezzlement against the Company, or (iii) a Participant being convicted of a felony, or failing to contest a felony prosecution.

     (d) A "Change in Control" shall mean (i) the acquisition by any person after the date hereof of beneficial ownership of 50% or more of the voting power of the Company's outstanding voting stock, (ii) three or more of the current members of the Board ceasing to be members of the Board (unless any replacement director is elected by a vote of either at least 75% of the remaining directors, or of at least 75% of the shares entitled to vote on such replacement) or (iii) approval by the stockholders of the Company of (a) a merger or consolidation of the Company with another corporation if the stockholders of the Company immediately before such vote will not, as a result of such merger or consolidation, own more than 50% of the voting stock of the corporation result-ing from such merger or consolidation, or (b) a complete liquidation of the Company or sale of all, or substantially all, of the assets of the Company. Notwithstanding the foregoing, a Change in Control shall not occur solely because 50% or more of the voting stock of the Company is acquired by (i) a trust which is part of an employee benefit plan maintained by the Company or its Subsidiaries or (ii) a corporation which, immediately following such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     (f)  "Committee" shall mean the committee described in Section 3.1.

     (g) "Common Stock" shall mean shares of the Company's common stock, par value $.01 per share.

     (h) "Company" shall mean Papa John's International, Inc., a Delaware corporation.

     (i) "Disability" shall mean a physical or mental infirmity which the Committee determines impairs the Participant's ability to perform substantially his or her duties for a period of 180 consecutive days.

     (j) "Effective Date" shall mean April 15, 1993, the date the Plan was adopted by the Board.

     (k) "Employee" shall mean an individual who is a full-time employee of the Company or a Subsidiary.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (m) "Fair Market Value" of a share of Common Stock shall mean, as of any applicable date, the closing sale price of the Common Stock on the NASDAQ National Market System or any national or regional stock exchange on which the Common Stock is then traded. If no such reported sale of the Common Stock shall have occurred on such date, Fair Market Value shall mean the closing sale price of the Common Stock on the next preceding date on which there was a reported sale. If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of a share of Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

     (n)  "ISOs" shall have the meaning given such term in Section 6.1.

     (o)  "NQSOs" shall have the meaning given such term in Section 6.1.

     (p) "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Article 6.

     (q) "Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

     (r) "Option Exercise Price" shall mean the purchase price per share of Common Stock subject to an Option, which shall not be less than the Fair Market Value on the date of grant.

     (s) "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

     (t) "Performance Goals" shall have the meaning given such term in Section 8.4.

     (u) "Performance Period" shall have the meaning given such term in Section 8.3.

     (v) "Performance Unit" shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

     (w) "Performance Unit Agreement" shall mean an agreement evidencing a Performance Unit Award, as described in Section 8.2.

     (x) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (y) "Plan" shall mean this Papa John's International, Inc. 1993 Stock Ownership Incentive Plan as the same may be amended from time to time.

     (z) "Restriction Period" shall mean the period determined by the Committee during which the transfer of shares of Common Stock is limited in some way or such shares are otherwise restricted or subject to forfeiture as provided in
Article 7.

     (aa) "Restricted Stock" shall mean shares of Common Stock granted pursuant to Article 7 as to which the restrictions have not lapsed.

     (ab) "Restricted Stock Agreement" shall mean an agreement evidencing a Restricted Stock Award, as described in Section 7.2.

     (ac) "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans, if any, or, if the Company has no such plans, then retirement after reaching age 65.

     (ad) "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned, directly or indirectly, by such company.

     2.2 Gender and Number. Unless otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.  ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee (the "Committee") appointed by the Board consisting of two or more directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3 (or any successor provision) promulgated under the Exchange Act. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

     3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

     (a) select Participants to whom Awards are granted;

     (b) determine the size, types and frequency of Awards granted under the Plan;

     (c) determine the terms and conditions of Awards, including any restrictions or conditions to the Award, which need not be identical;

     (d) cancel or modify, with the consent of the Participant, outstanding Awards and to grant new Awards in substitution therefor;

     (e) accelerate the exercisability of, and accelerate or waive any or all the restrictions and conditions applicable to, any Award, for any reason;

     (f) extend the duration of an Option exercise period or term of an Award;

     (g) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

     (h) establish, amend and rescind rules and regulations for the Plan's administration; and

     (i) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority as identified hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

     3.4 Section 16 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4.  SHARES AVAILABLE UNDER THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is 3,487,500. Any Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full (including a cancellation and regrant of an Option), or shall be forfeited, without, in either case, the Participant having realized any of the economic benefits of a shareholder (such as the receipt of dividends or other distributions paid on shares of Restricted Stock), the shares (including Restricted Stock) associated with such Awards shall again become available for Awards under the Plan.

     4.2 Shares of Restricted Stock Available Under the Plan. Subject to adjustment as provided in Section , the number of shares of Common Stock which may be the subject of Awards granted in the form of Restricted Stock is limited to 225,000 shares.

     4.3 Adjustments in Authorized Shares and Outstanding Awards. In the event of any change in the corporate structure of the Company affecting the Common Stock, including a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, share repurchase, share combination, share exchange, issuance of warrants or debentures, the Committee may substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the Plan, and the number, class and/or price of shares subject to outstanding Awards, as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; provided, however, that the number of shares subject to any Award shall always be a whole number.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     All Employees of the Company and its Subsidiaries are eligible to receive Awards under the Plan. In selecting Employees to receive Awards under the Plan, as well as in determining the number of shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees, their present and potential contribution to the success of the Company and their anticipated number of years of active service remaining with the Company or a Subsidiary.

ARTICLE 6.  STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof.

     6.2 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares to which the Option relates and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted.

     6.3 Duration of Options. Subject to the provisions of Section , each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall at the time of grant be exercisable later than the tenth anniversary of its grant.

     6.4 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

     6.5 Payment of Option Exercise Price. The Option Exercise Price for shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering Common Stock having a Fair Market Value (at the close of business on the date the Company receives the notice of exercise) equal to the Option Exercise Price,
(c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and
(c) of this Section 6.5. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     6.6 Vesting Upon Change in Control. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable.

     6.7 Termination of Employment. If the employment of a Participant is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the employment of a Participant is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by such Participant or his personal representative at any time prior to the earlier of (a) the expiration date of the Options or (b) the date which is 90 days after the date of such termination of employment. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (c) in the case of NQSOs, within one year after the date of Retirement and (d) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of Disability; provided however that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section 6.7 (e) in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent's estate and (f) in the event of the Disability of a Participant, by the Participant, or if such Participant is incapacitated, by the Participant's legal representative.

ARTICLE 7.  RESTRICTED STOCK

     7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. The purchase price for shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value of the Common Stock, except in the case of treasury shares, for which no payment need be required.

     7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine and which are required by the Plan.

     7.3  Non-Transferability of Restricted Stock. Except as provided in this
Article 7, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement. Except as provided in Section 7.9, however, in no event may any Restricted Stock become vested in a Participant subject to Section 16(b) of the Exchange Act prior to 6 months following the date of its grant.

     7.4 Other Restrictions. The Committee shall impose such other restrictions on shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (relating to the Company, a Subsidiary or regional or other operating division of the Company), years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

     7.5 Forfeiture. The Committee shall determine and set forth in a Participant's Restricted Stock Agreement such events upon which a Participant's shares of Restricted Stock shall be forfeitable, which may include, without limitation, the termination of a Participant's employment during the Restriction Period. Any such forfeited shares of Restricted Stock shall be immediately returned to the Company by the Participant and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock.

     7.6 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

          "The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Papa John's International, Inc."

     7.7 Removal of Restrictions. Except as otherwise provided in this Article 7, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period. Once the shares of Restricted Stock are released from their restrictions, the Participant shall be entitled to have the legend required by Section removed from the Participant's share certificate, which certificate shall thereafter represent freely transferable and nonforfeitable shares of Common Stock free from any and all restrictions under the Plan.

     7.8 Voting Rights; Dividends and Other Distributions. Unless the Committee exercises its discretion as provided in Section , during the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

     7.9 Lapse of Restrictions Upon Change in Control. Upon a Change in Control, any restrictions and other conditions pertaining to then outstanding shares of Restricted Stock held by Participants, including, but not limited to, vesting requirements, shall lapse and such shares shall thereafter be immediately transferable and nonforfeitable.

     7.10 Treatment of Dividends. At the time shares of Restricted Stock are granted to a Participant, the Committee may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions with respect to such shares, such deferred dividends to be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof) interest on the amount of the account during the year at a rate per annum as the Committee, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (a) paid to the Participant upon the lapse of restrictions on the shares of Restricted Stock as to which the dividends related or (ii) forfeited to the Company upon the forfeiture of such shares by the Participant.

     7.11 Termination of Employment. If the employment of a Participant is terminated for any reason other than death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, such shares shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock. If the employment of a Participant is terminated as a result of death or Disability prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Participant, any restrictions and other conditions pertaining to such shares then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse and such shares shall thereafter be immediately transferable and nonforfeitable. Notwithstanding anything in the Plan to the contrary, the Committee may determine, in its sole discretion, in the case of any termination of a Participant's employment other than for Cause, that the restrictions on some or all of the shares of Restricted Stock awarded to a Participant shall immediately lapse and such shares shall thereafter be immediately transferable and nonforfeitable.

ARTICLE 8.  PERFORMANCE UNITS

     8.1 Grant of Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to Participant upon achievement of specified Performance Goals.

     8.2 Performance Unit Agreement. Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

     8.3 Performance Period. The period of performance ("Performance Period") with respect to each Performance Unit shall be such period of time, which shall not be less than one year, nor more than five years, as determined by the Committee, for the measurement of the extent to which Performance Goals are attained. The Performance Period may commence prior to the date of grant of the Performance Unit to which it relates.

     8.4 Performance Goals. The goals ("Performance Goals") that are to be achieved with respect to each Performance Unit shall be those objectives established by the Committee as it deems appropriate, and which may relate to the net income, growth in net income, earnings per share, growth of earnings per share, return on equity or return on capital, of the Company, or any other performance objectives relating to the Company, a Subsidiary or regional or other operating unit of the Company, or the individual Participant. Each Performance Unit Agreement shall specify a minimum acceptable level of achievement with respect to the Performance Goals below which no payment will be made and shall set forth a formula for determining the payment to be made if performance is at or above such minimum based upon a range of performance levels relating to the Performance Goals.

     8.5 Adjustment of Performance Goals. The Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions occur subsequent to the date of grant which are unrelated to the performance of the Participant and which the Committee expects to have a substantial effect on the ability of the Participant to attain the Performance Goals. If a Participant is promoted, demoted or transferred to a Subsidiary or different operating division of the Company during a Performance Period, then, to the extent that the Committee determines the Performance Goals or Performance Period are no longer appropriate, the Committee may, but shall not be required to, adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals or Performance Period.

     8.6 Termination of Employment. If the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death, Disability or Retirement, the Performance Units then held by the Participant shall terminate. In the case of termination of employment by reason of death, Disability or Retirement of a Participant prior to the expiration of the Performance Period, any then outstanding Performance Units of such Participant shall be payable in an amount equal to the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such termination of employment would have continued until the end of the Performance Period; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

     8.7 Payment Upon Change in Control. Upon a Change in Control, any then outstanding Performance Units shall become fully vested and immediately payable in an amount which is equal to the greater of (a) the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period or (b) the maximum amount payable under the Performance Unit multiplied by the percentage of the Performance Period completed by the Participant at the time of the Change in Control; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

     8.8 Payment of Performance Units. Subject to such terms and conditions as the Committee may impose, and unless otherwise provided in the Performance Unit Agreement, Performance Units shall be payable within 90 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals, or 90 days following a Change in Control, as applicable. The Committee, in its discretion, may determine at the time of payment required in connection with a Performance Unit whether such payment shall be made (a) solely in cash or (b) up to 50% in shares of Common Stock (valued at their Fair Market Value as of the close of business on the date of payment) with the balance in cash; provided, however, that if a Performance Unit becomes payable upon a Change in Control, the Performance Unit shall be paid solely in cash.

     8.9 Designation of Beneficiary. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the right to receive payments under a Performance Unit is to be paid in case of the Participant's death before receiving any or all such payments. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 9.     AMENDMENT, MODIFICATION AND TERMINATION

     9.1 Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all shares of Common Stock available under the Plan shall have been acquired and the payment of all benefits in connection with Performance Unit Awards has been made or (c) such other date as the Board may determine in accordance with Section 9.2.

     9.2 Amendment, Modification and Termination. The Board may, at any time, amend, modify or terminate the Plan. However, without the approval of stockholders of the Company (as may be required by the Code, Section 16 of the Exchange Act and the rules promulgated thereunder, any national securities exchange or system on which the Common Stock is then listed or reported or a regulatory body having jurisdiction with respect hereto), no such amendment, modification or termination may:

     (a) materially increase the benefits accruing to Participants under the Plan;

     (b) materially increase the total number of shares of Common Stock which may be issued under the Plan, except as provided in Section 4.3; or

     (c) materially modify the class of Employees eligible to participate in the Plan.

The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent.

     9.3 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

ARTICLE 10.  NON-TRANSFERABILITY

     A Participant's rights under this Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment pursuant to a Performance Unit may be transferred to a beneficiary designated in accordance with Section 8.9. Notwithstanding anything herein to the contrary, in the case of NQSOs, the Committee may, in its sole discretion, by appropriate provisions in the Participant's Option Agreement, permit the Participant to transfer all or a portion of the Option, without consideration, to (i) the Participant's spouse or lineal descendants ("Family Members"), (ii) a trust for the exclusive benefit of Family Members, (iii) a charitable remainder trust of which the Participant and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (iv) a partnership or a limited liability company in which the Participant and Family Members are the sole partners or members, as applicable. In the event that any Option is transferred by a Participant in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited. For purposes of the Option Agreement and the Plan, the term "Optionee" shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 6.7 regarding termination of employment shall refer to the Participant, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 6.7 and the Participant's Option Agreement following the Participant's termination of employment.


ARTICLE 11.  NO GRANTING OF EMPLOYMENT RIGHTS

     Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee the right to become a Participant, nor shall participation in, or any grant of an Award under, the Plan be construed as giving a Participant any right with respect to continuance of employment by the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without Cause, except as may otherwise be expressly provided by any written agreement of employment between the Company and the Participant.

ARTICLE 12.  WITHHOLDING

     12.1 Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise or lapse of restrictions made under, or occurring as a result of, the Plan.

     12.2 Share Withholding. If the Company has a withholding obligation upon the issuance of Common Stock under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 12.2 or impose such other restrictions or limitations on such elections as may be necessary to insure that such elections will be exempt transactions under Section 16(b) of the Exchange Act.

ARTICLE 13.  INDEMNIFICATION

     No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 14.  SUCCESSORS

     All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 15.  GOVERNING LAW

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules; provided, however, that with respect to ISOs, the Plan and all agreements under the Plan shall be construed so that they qualify as incentive stock options within the meaning of section 422 of the Code.


     IN WITNESS WHEREOF, Papa John's International, Inc. has caused this 1993 Stock Ownership Incentive Plan to be executed by its Board of Directors this 15th day of April, 1993.



                                    PAPA JOHN'S INTERNATIONAL, INC.


                                    By: /s/ John H. Schnatter
                                       --------------------------------------
                                        John H. Schnatter
                                        Chairman of the Board


Changes to Plan Document:
------------------------

The number of shares reserved for issuance under the Plan has been adjusted to reflect (i) a 3-for-2 stock split, effected in the form of a 50% stock dividend, effective March 25, 1996 for holders of record on March 12, 1996, and (ii) a 3-for-2 stock split, effected in the form of a 50% stock dividend, effective November 22, 1996 for holders of record on November 8, 1996.

Revised to reflect amendments approved by the Board of Directors on February 14, 1996 and stockholders on May 22, 1996.

Revised to reflect amendments approved by the Board of Directors October 29, 1996.

                                  AMENDMENT TO
                        PAPA JOHN'S INTERNATIONAL, INC.
                      1993 STOCK OWNERSHIP INCENTIVE PLAN


RECITALS:
--------

     A. Papa John's International, Inc. ("Company") adopted the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan, as heretofore amended ("Plan").

     B. The Company desires to amend the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan and to address certain tax deductibility limits imposed by the Omnibus Budget Reconciliation Act of 1993 and to preserve for the Company the tax deduction for certain compensation paid thereunder.

AGREEMENT:
---------

     In consideration of the premises, the Company hereby agrees as follows:

     1.   Amendment of Plan.
          -----------------

          (a) Section 3.2 of the Plan is amended by adding at the end thereof the following:

     "Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would jeopardize compliance with the "outside directors" requirement (or any other applicable requirement) under section 162(m) of the Code."


          (b) The first sentence of Section 4.1 of the Plan is amended to read in its entirety as follows:

     Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is __________.

          (c) Section 6.2 of the Plan is amended by adding the following after the second sentence of such section:

     "The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 250,000 shares."


          (d) Section 8.1 of the Plan is amended by adding at the end thereof the following:

     "The maximum number of Performance Units which may be allocated to a Participant during any calendar year shall be 150,000 Units."


          (e) Section 8.4 of the Plan is amended by adding at the end thereof the following:

     "The Committee shall establish Performance Goals applicable to a particular fiscal year within ninety (90) days of the commencement of such fiscal year, provided that the outcome of the Performance Goals is substantially uncertain at the time of their adoption."


          (f) Section 8.8 of the Plan is amended by adding the following after the first sentence of such section:

     "The Committee shall certify that the Performance Goal(s) for awards of Performance Units under the Plan have been satisfied prior to the determination and payment of any such incentive in accordance with the Plan."


          (g) Section 9.2 of the Plan is amended by adding at the end thereof the following:

     "Each Option and certain Performance Units granted under the Plan are intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Units if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Units to fail to qualify as performance-based compensation."


     2. Continuation of Plan. Except as amended hereby, the Plan remains unchanged and in full force and effect.

     3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of law rules.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the _____ day of ________, 1997, being the effective date of the Amendment specified by the Board of Directors.

                              PAPA JOHN'S INTERNATIONAL, INC.


                              By:
                                 ---------------------------
                              Title:
                                    ------------------------